EXHIBIT (15)


                [Letterhead of ERNST & YOUNG LLP]




          Independent Accountants' Acknowledgment Letter



The Stockholders and Board of Directors
State Street Boston Corporation


We are aware of the incorporation by reference in the Registration Statement on Form S-8 dated January 17, 1995 of State Street Boston Corporation pertaining to the State Street Boston Corporation 1994 Stock Option and Performance Unit Plan for the registration of 3,500,000 shares of its common stock (including Preferred Share Purchase Rights) of our reports dated April 15, 1994, July 18, 1994, and October 17, 1994 relating to the unaudited consolidated interim financial statements of State Street Boston Corporation which are included in its Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.



                                      Ernst & Young LLP
                                      ERNST & YOUNG LLP



Boston, Massachusetts
January 16, 1995















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